Exhibit 99.1

     LIMITED BRANDS, INC. COMPLETES OFFER FOR OUTSTANDING SUBORDINATE VOTING SHARES OF LA SENZA CORPORATION

COLUMBUS, Ohio, and MONTREAL, Canada, January 12, 2007 – Limited Brands, Inc. (NYSE: LTD) and La Senza Corporation (TSX: LSZ), a leading Canadian and international intimate apparel specialty retailer in Canada, announced today the completion of Limited Brands’ offer to acquire all of the outstanding subordinate voting shares of La Senza for C$48.25 per share, or approximately C$710 million ($609 million U.S.). 14,202,648 subordinate voting shares, representing approximately 98.9% of the issued and outstanding subordinate voting shares (on a fully diluted basis after the conversion into subordinate voting shares of all multiple voting shares), were deposited to the offer. All conditions of the offer, which expired at 10 p.m. (EST) on January 12, 2007, were satisfied, and Limited Brands has taken up and paid for all the shares that were deposited to the offer.

Limited Brands will promptly proceed to exercise its statutory right to acquire all remaining La Senza shares not tendered into the offer. Limited Brands will also apply to have the subordinate voting shares delisted from the Toronto Stock Exchange and to have La Senza cease to be a reporting issuer in Canada.

About Limited Brands:
Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, White Barn Candle Co., Henri Bendel and Diva London, presently operates 3,543 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available through the catalogue and www.BathandBodyWorks.com.

About La Senza:
La Senza Corporation owns and operates 326 La Senza Lingerie, La Senza Express, La Senza Spirit and La Senza Girl stores throughout Canada. In addition a further 341 La Senza and La Senza Girl stores are operated in 34 other countries in the world through corporate licensing and co-operation agreements.

La Senza products are also available through their websites at www.lasenza.com www.lasenzaspirit.com and a summary of La Senza Girl products may be viewed at www.lasenzagirl.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Limited Brands cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by Limited Brands or management of Limited Brands involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, Limited Brands’ future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect Limited Brands’ financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by Limited Brands or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of Limited Brands’ business; risks associated with severe weather and changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of Limited Brands’ products and Limited Brands’ ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance Limited Brands’ brand image; risks associated with Limited Brands’ ability to retain, hire and train key personnel and management; risks associated with the possible inability of Limited Brands’ manufacturers to deliver products in a timely manner or meet quality standards; risks associated with Limited Brands’ reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with Limited Brands’ reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with natural disasters, risks related to acquisitions, including the acquisition of La Senza described above, including risks associated with integration activities and strategic goals and risks associated with rising energy costs. Limited Brands is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Canadian Report Filing: Limited Brands, Inc. will be filing a report under National Instrument 62-103 of the Canadian Securities Administrators in connection with the transaction, a copy of which may be obtained from Georgeson Canada, 100 University Avenue, 11th Floor, South Tower, Toronto, ON M5J2Y1, 1-866-288-1537.

For further information, please contact:
Limited Brands, Inc.
Tom Katzenmeyer
Senior Vice President, Investor, Media and Community Relations
Limited Brands
614-415-7076 www.LimitedBrands.com

La Senza Corporation:
Irv Teitelbaum
Chairman and Chief Executive Officer
Laurence Lewin
President and Chief Operating Officer
514-684-7700 www.LaSenza.com